UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2018

NorthWest Indiana Bancorp

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices)

(219) 836-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 26, 2018, NorthWest Indiana Bancorp, an Indiana corporation (“NWIN”), completed its previously announced acquisition of First Personal Financial Corp., a Delaware corporation (“First Personal”) pursuant to an Agreement and Plan of Merger dated February 20, 2018 (the “Merger Agreement”) between NWIN and First Personal. Pursuant to the terms of the Merger Agreement, First Personal merged with and into NWIN, with NWIN as the surviving corporation (the “Merger”). Simultaneous with the Merger, First Personal Bank, an Illinois state chartered commercial bank and wholly-owned subsidiary of First Personal, merged with and into Peoples Bank SB, an Indiana state chartered savings bank and wholly-owned subsidiary of NWIN, with Peoples Bank as the surviving bank.

In connection with the Merger, each First Personal stockholder holding 100 or more shares of First Personal common stock will receive fixed consideration of (i) 0.1246 shares of NWIN common stock, and (ii) $6.67 per share in cash for each share of First Personal’s common stock. Stockholders holding less than 100 shares of First Personal common stock will have the right to receive $12.12 in cash and no stock consideration for each share of First Personal common stock. Any fractional shares of NWIN common stock that a First Personal stockholder would otherwise receive in the Merger will be paid out in cash in the amount of such fraction multiplied by $42.95.

NWIN will issue a total of approximately 161,935 shares of NWIN common stock to the former First Personal stockholders, and will pay cash consideration of approximately $8,670,117. Based upon the closing price of NWIN common stock on July 25, 2018, the transaction had an implied valuation of approximately $15.6 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by NWIN with the Securities and Exchange Commission (“SEC”) on February 21, 2018 and is incorporated by reference herein.

On July 26, 2018, NWIN issued a press release in connection with the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating NWIN’s and First Personal’s businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and First Personal’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 20, 2018 by and among NorthWest Indiana Bancorp and First Personal Financial Corp. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2018).

99.1	Press Release dated July 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp

Date: July 26, 2018	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
		Title:	Executive Vice President, Chief Financial Officer and Treasurer